Exhibit 99.1

Investor and Media Contact:

Evan Smith, CFA

Telephone: 1-866-QUADRA4

E-mail: ir@quadrarealty.com

Quadra Realty Trust Announces First Quarter 2007 Financial Results

NEW YORK, N.Y. – May 15, 2007 – Quadra Realty Trust, Inc. (NYSE: QRR) today reported financial results for the period from February 21, 2007 (commencement of operations) to March 31, 2007.

Investment Activity:

Upon the completion of the Company’s IPO on February 21, 2007, the Company acquired from Hypo Real Estate Capital Corporation (Manager), a portfolio of investments with a fair market value of $266.2 million. In addition, during the remainder of the first quarter, the Company originated $92.5 million of new commitments, which included approximately $17.0 million of fundings at respective closings, all of which were originated through the Company’s Manager. Gross investments in variable rate loans as of March 31, 2007, which included incremental fundings during the period, were approximately $320.6 million, exclusive of premiums and discounts. The portfolio consisted of senior loan participations and mezzanine loans secured by real estate.

Evan Denner, the Company’s president and chief executive officer, commented, “Since the completion of our IPO in February, we have built a strong portfolio representing over $320 million in assets. We have already seen the strategic benefit of our externally managed structure. Our manager, Hypo Real Estate Capital Corporation, has provided us with access to a number of opportunities that have and will enable us to increase our portfolio, providing incremental future returns. During the quarter we did not use leverage, but with the signing of a $500 million credit facility with Wachovia on March 29th, we intend to leverage the portfolio in order to maximize the potential returns to our shareholders.”

Operating Activities:

Due to the short period and certain non-recurring expenses associated with the formation and initial public offering of the Company, results for the period from February 21, 2007 (commencement of operations) to March 31, 2007 may not be indicative of future results.

The Company generated total revenues of approximately $3.1 million during the period, which included investment income of $2.6 million and other income of $0.5 million,

representing interest earned on cash balances. Given the Company did not utilize leverage during the quarter, it did not incur any interest expense.

The Company reported a net loss allocable to common shareholders of approximately $7.6 million for the period ended March 31, 2007. The net loss includes the one time expense associated with the issuance of 600,000 shares of Quadra’s common stock to its Manager with a value of $9.0 million. In addition, the period included expenses of $0.32 million related to the formation of Quadra. Other expenses incurred during the period included $0.07 million of non-employee stock based compensation expense and management fees and other related costs of $0.75 million.

The Company reported negative funds from operations (FFO) of $7.6 million or $0.30 per share, and adjusted funds from operations (AFFO) of $1.5 million, or $0.06 per share for the quarter ended March 31, 2007. AFFO is calculated by adjusting FFO (which for this period is the same as net income for GAAP purposes) for the value of non-cash equity compensation.

The Company was formed in September 2006 and initiated investment activities on February 21, 2007 upon the completion of its initial public offering (IPO). Therefore, there are no comparable financial results for the prior year.

For a reconciliation and discussion of GAAP net income to FFO and AFFO, please refer to the table below (following the presentation of GAAP results).

Liquidity and Funding:

At March 31, 2007, the Company had $37.7 million of cash and cash equivalents. There were no loan prepayments during the quarter.

On March 29, 2007, the Company entered into a $500.0 million warehouse line of credit with Wachovia Bank, NA. The warehouse credit facility has a term of three (3) years and can be expanded under certain conditions to $750.0 million. The Company intends to use the facility to finance operations including the funding of future commitments as well as the origination and acquisition of additional real estate investments. As of March 31, 2007, the Company had no debt outstanding under this facility.

Subsequent Events:

On April 3, 2007, a wholly owned subsidiary of the Company acquired approximately $110.0 million of a mezzanine loan issued by Blackstone-Equity Office Properties. The purchase of this participation in the loan represents an investment in mezzanine debt issued in conjunction with the recent acquisition of Equity Office Properties by affiliates of the Blackstone Group. Quadra’s acquisition of the investment was financed with borrowings of approximately $82.5 million under its warehouse facility. To date, the Company has received repayments of approximately $46.9 million with respect to this loan.

Conference Call Details

Quadra will host a conference call and audio webcast on Tuesday, May 15, 2007, at 9:00 a.m. Eastern Time to discuss financial results for the first quarter 2007. To participate on the call please dial (800) 374-0332 or (706) 643-6847. The audio webcast of the conference call will be available in the Investor Relations section of the Company’s website, www.quadrarealty.com, under Conference Calls and Presentations. A replay of the webcast will be available shortly following the conference call on Quadra’s website.

About Quadra Realty Trust, Inc.

Quadra Realty Trust, Inc. is a commercial real estate finance company that invests in a diversified portfolio of commercial mortgage investments and related products, including construction loans, mezzanine loans, B Notes, bridge loans, fixed and floating rate whole loans, loan participations, preferred equity investments and equity in commercial real estate. Quadra is organized and intends on conducting its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Quadra is externally managed by Hypo Real Estate Capital Corporation, a full service, vertically integrated real estate finance company. Quadra’s manager is a member of the Hypo Real Estate Group. The ultimate parent of the Hypo Real Estate Group is Hypo Real Estate Holding AG, a publicly traded company on the Frankfurt Stock Exchange with headquarters in Munich, Germany. For additional information, visit our website at http://www.quadrarealty.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s business prospects and anticipated investment performance. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition of the Company indicated in these forward- looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results, see the section entitled “Risk Factors” in the Company’s prospectus, dated February 14, 2007, filed pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, which is available on the Company’s website (http://www.quadrarealty.com). You should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

FFO and AFFO

Funds from Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

NAREIT currently defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Adjusted Funds from Operations, or AFFO, is a non-GAAP financial measure. We compute AFFO in accordance with our management agreement, and as such it may not be comparable to AFFO reported by other REITs that do not compute AFFO on the same basis. Adjusted FFO, as defined in our management agreement, provides the basis for the computation of the amount of the incentive compensation payable to our Manager.

Our management agreement defines adjusted FFO, for purposes of the agreement, to mean net income (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus depreciation and amortization on real estate assets and non-cash equity compensation expense, and after adjustments for unconsolidated partnerships and joint ventures, and further adjusted to exclude one-time events pursuant to changes in GAAP and may be adjusted to exclude other non-cash charges after discussion between the Manager and the Independent Directors.

We believe that FFO and AFFO are helpful to investors as measures of the performance of our Company. Along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of our ability to incur and service debt, to make investments, to fund other cash needs and is used to measure the incentive payable by us to our manager. Neither FFO or AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Quadra Realty Trust, Inc. and Subsidiaries

Consolidated Balance Sheet

(Amounts in thousands, except share data)

March 31, 2007 (Unaudited)
Assets:
Cash and cash equivalents	$37,705
Investment in loans	316,703
Accrued interest	1,739
Other assets	1,377

Total assets	357,524

Liabilities and Stockholders’ Equity:
Accounts payable and accrued expenses	1,325
Accrued expenses payable to related party	603
Deferred compensation	36

Total liabilities	1,964

Stockholders’ Equity:

Common stock, par value $0.001, 200,000,000 authorized, 25,720,511 issued and outstanding at March 31, 2007	26
Additional paid-in-capital	363,097
Accumulated deficit	(7,563)

Total stockholders’ equity	355,560

Total liabilities and stockholders’ equity	$357,524

Quadra Realty Trust, Inc. and Subsidiaries

Consolidated Statement of Operations

(Amounts in thousands, except share and per share data)

For the Period from February 21, 2007 (commencement of operations) to March 31, 2007 (Unaudited)
Revenues
Income from investment in loans	$2,609
Other income	450

Total revenues	3,059

Expenses
Management fees paid to related party	750
Non-employee compensation paid to Manager	9,000
Non-employee stock based compensation	72
Marketing, general and administrative	484
Formation and start up expenses	316

Total expenses	10,622

Net loss	$(7,563)

Net loss per share of common stock:
Net loss, basic and diluted	$(0.30)

Basic weighted average common shares outstanding	25,600,295

Quadra Realty Trust, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(Unaudited) (Amounts in thousands, except per share data)

	FFO for the period from February 21, 2007 (commencement of operations) to March 31, 2007	AFFO for the period from February 21, 2007 (commencement of operations) to March 31, 2007
Net Income	$(7,563)	$(7,563)
Add:
Stock-based compensation to manager	—	9,000
Non-employee stock based compensation	—	72

Funds From Operations (FFO) / Adjusted Funds From Operations (AFFO)	$(7,563)	$1,509

FFO/AFFO per share, basic and diluted	$(0.30)	$0.06